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Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2000 relating to the financial statements and related financial schedules, which appear in Aurora Food Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


San Francisco, California
October 13, 2000